Exhibit 99.1
April 6, 2010
Friedman Industries, Incorporated (FRD-NYSE Amex)
Dateline: Houston, Texas
For Immediate Release
FRIEDMAN INDUSTRIES ANNOUNCES THE PASSING OF JACK B. FRIEDMAN
With heartfelt sadness, the Board of Directors and employees of Friedman Industries, mark the passing of our friend, fellow associate and longtime Chairman and Chief Executive Officer (retired 2006),
Jack B. Friedman
A principled business leader, his handshake on a deal was as good as any written contract. His commitment of integrity, honesty and respect towards employees, customers and suppliers alike will be greatly missed.
We extend our sympathies to his family.
For further information regarding this release, please contact Mr. Ben Harper, Senior Vice President-Finance at 713-672-9433